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                                                                 EXHIBIT 10.1(b)

                                                                  CONFORMED COPY

                       FIRST AMENDMENT TO CREDIT AGREEMENT


         This FIRST AMENDMENT TO THE CREDIT AGREEMENT dated as of February 25, 2003 (the "Amendment"), is entered into by and among BLUE RHINO CORPORATION, a Delaware corporation (the "Borrower"), the Lenders referred to in the Credit Agreement referred to below (the "Lenders") and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (the "Administrative Agent").

                              Statement of Purpose

         WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of November 20, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have extended certain credit facilities to the Borrower;

         WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Consent and Waiver to Credit Agreement dated as of January 22, 2003 (the "Consent"), pursuant to which the parties agreed, among other things, to (i) extend the deadline by which the Borrower must apply the Net Cash Proceeds in the amount of $14,955,500 from the completed Additional Equity Offering (such amount, the "Prepayment Amount") to repay the Senior Subordinated Debt or the Term Loan to February 25, 2003, and (ii) reserve $10,000,000 of availability under the Revolving Credit Commitment for the repayment of the Senior Subordinated Debt or the Term Loan;

         WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to amend the Credit Agreement to, among other things,
(i) consent to the extension of the deadline by which the Borrower must apply the Prepayment Amount to May 26, 2003, (ii) reduce the amount of the Revolving Credit Commitment currently reserved for the repayment of the Senior Subordinated Debt or the Term Loan to $5,000,000 and (iii) change the due dates for delivery of the Borrowing Base Certificate; and

         WHEREAS, the Lenders and the Administrative Agent are, on the terms and conditions stated below, willing to grant the requests of the Borrower.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized, undefined terms used in this Agreement shall have the meanings assigned thereto in the Credit Agreement.

         SECTION 2. Amendments. Pursuant to Section 11.01 of the Credit Agreement and subject to the satisfaction of the conditions specified in Section 5 below (but effective as of the date hereof), the Credit Agreement is hereby amended as follows:


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         (a) Section 1.01 of the Credit Agreement (Defined Terms) is hereby amended by deleting the definition of "Borrowing Base" in its entirety and replacing it with the following:

                  "Borrowing Base" means, as of any date of determination and subject to Section 1.08 and the following sentence, the sum of (a) 80% of Eligible Accounts, (b) 50% of Eligible Inventory, (c) 50% of Cylinder Inventory, (d) 50% of Eligible Equipment and (e) 40% of Eligible In-Transit Inventory. Subject to any adjustments or corrections described in Section 1.08, the Borrowing Base at any relevant time will be based on the most recent Borrowing Base Certificate received by Administrative Agent pursuant to Section 5.01(a) or Section 7.02(c); provided that, if the Borrower fails to deliver any Borrowing Base Certificate pursuant to Section 7.02(c) (i) on or before the date it is due, the Borrower may not obtain any Loan or L/C Credit Extension until such Borrowing Base Certificate is received by Administrative Agent, or (ii) within 15 days after the date it is due, the Borrowing Base will thereafter be $0.00 until such Borrowing Base Certificate is received by Administrative Agent.

         (b) Section 1.01 of the Credit Agreement (Defined Terms) is hereby further amended by inserting the following definition of "Eligible In-Transit Inventory" in proper alphabetical order:

                  "Eligible In-Transit Inventory" means, subject to modification by the Administrative Agent pursuant to Section 1.08, the net book value of all Inventory (other than Eligible Inventory, Cylinder Inventory and Valve Inventory) of any Loan Party currently in transit to a Loan Party from a third party supplier thereof; provided that (a) the full purchase price for such Inventory has been paid or is subject to an irrevocable commercial Letter of Credit issued hereunder, (b) such Inventory has been placed with a third party carrier and is subject to a negotiable bill of lading all originals of which have been indorsed to the Administrative Agent as consignee and are in the possession of the Administrative Agent or its designated agent, (c) the Administrative Agent has received all agency agreements and other documentation reasonably requested thereby in connection with the delivery of such Inventory and such negotiable bill of lading and (d) the aggregate net book value of all such Inventory included for purposes of calculating the Borrowing Base shall not exceed $10,000,000 (before application of any advance rate for such Eligible In-Transit Inventory).

         (c) Section 7.02 of the Credit Agreement (Certificates; Other Information) is hereby amended by deleting clause (c) in its entirety and replacing it with the following:

                  "(c) (i) on the 20th of each fiscal month (or if the 20th is not a Business Day, on the next succeeding Business Day), a duly completed Borrowing Base Certificate signed by a Responsible Officer of the Borrower as of the end of the fiscal month most recently ended prior to such date and (ii) on the 25th of each fiscal month (or if the 25th is not a Business Day, the next succeeding Business



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         Day), a duly completed Borrowing Base Certificate signed by a
         Responsible Officer of the Borrower as of the 15th of such fiscal month;"

         SECTION 3. Consents. Pursuant to Section 11.01 of the Credit Agreement and subject to the satisfaction of the conditions specified in Section 5 below (but effective as of the date hereof) the Borrower, the Administrative Agent and the Lenders hereby consent to the following:

         (a) Notwithstanding anything to the contrary contained in Section 2.06(e) of the Credit Agreement or in the Consent, $5,000,000 of availability under the Revolving Credit Commitment (the "Reserve Amount") is hereby reserved for the purpose of repaying the Senior Subordinated Debt and/or the Term Loan on or before May 26, 2003. The Reserve Amount shall be a replacement of, and not in addition to, the $10,000,000 reserve established pursuant to the Consent. The Borrower may apply the Prepayment Amount to repay the Senior Subordinated Debt and/or the Term Loan at such times and in such relative proportion as the Borrower elects in its sole discretion; provided that (i) the full amount of the Prepayment Amount shall be used to make such repayment by May 26, 2003 and (ii) the Reserve Amount shall only be available to be drawn to fund the last $5,000,000 of the Prepayment Amount. Section 2.06(e)(ii) of the Credit Agreement shall be interpreted and construed consistent with this Section 3(a) as it relates to the application of the Net Cash Proceeds of the Additional Equity Offering. The Borrower agrees and acknowledges that failure to apply the full Prepayment Amount to repay the Senior Subordinated Debt and/or the Term Loan, on or before May 26, 2003 shall constitute an immediate Default and Event of Default.

         (b) The date upon which the Borrower shall have delivered to the Administrative Agent a fully executed blocked account agreement, in form and substance satisfactory to the Administrative Agent, for each deposit account of any Loan Party held at Peoples Savings Bank (or otherwise complied with the terms of Section 4.06 of the Collateral Agreement with respect to such deposit accounts) is hereby extended to March 15, 2003.

         SECTION 4. Waiver. Pursuant to Section 11.01 of the Credit Agreement and subject to the satisfaction of the conditions specified in Section 5 below (but effective as of the date hereof), the Administrative Agent and the Lenders hereby waive any Default or Event of Default that may have occurred under
Section 5 of the Consent as a result of the Borrower's failure to deliver to the Administrative Agent a fully executed blocked account agreement for each deposit account held by any Loan Party at Peoples Savings Bank by February 15, 2003.

         SECTION 5. Conditions of Effectiveness. This Amendment shall be effective as of the date hereof if, and only if, the Administrative Agent shall receive (a) counterparts of this Amendment executed by the Borrower, the Required Lenders and the Administrative Agent, (b) an amendment fee from the Borrower in an amount equal to $73,750, such fee to be distributed pro rata to the Lenders signatory hereto, and (c) all additional fees separately agreed to by the Borrower and the Administrative Agent.

         SECTION 6. Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and



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administration of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, all fees and expenses of Kennedy Covington Lobdell & Hickman, L.L.P., as legal counsel to the Administrative Agent).

         SECTION 7. Limited Waiver and Amendment. The Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. Except as expressly provided in this Amendment, this Amendment shall not be deemed or otherwise construed (i) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document; (ii) to prejudice any other right or remedies that the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents, as such documents may be amended, restated or otherwise modified from time to time; (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders under or with respect to any such documents; or
(iv) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower and the Lenders.

         SECTION 8. Representations and Warranties. By its execution hereof, the Borrower hereby certifies that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof (other than representations and warranties which speak as of a specific date pursuant to the Credit Agreement, which representations and warranties shall have been true and correct as of such specific dates) as if fully set forth herein, and that as of the date hereof and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

         SECTION 9. Integration. The Credit Agreement, as amended and modified by this Amendment, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof supersedes all prior written and oral agreements on such subject matter.

         SECTION 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 11. Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         SECTION 12. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all



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purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.


                            [Signature Pages Follow]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                       BLUE RHINO CORPORATION


                                       By:    /s/ Mark Castaneda
                                            ------------------------------------
                                       Name:  Mark Castaneda
                                       Title: Executive Vice President and Chief
                                              Financial Officer



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                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent


                                        By:    /s/ Dianne L. Douglas
                                             ----------------------------------
                                        Name:  Dianne L. Douglas
                                        Title: Vice President





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                                        BANK OF AMERICA, N.A., as Lender, L/C
                                        Issuer and Swing Line Lender


                                        By:     /s/ J. Thomas Johnson, Jr.
                                             -----------------------------------
                                        Name:   J. Thomas Johnson, Jr.
                                        Title:  Senior Vice President





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                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as a Lender


                                         By:      /s/ Mark Evans
                                              --------------------------------
                                         Name:    Mark Evans
                                         Title:   Senior Vice President







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                                            SUNTRUST BANK, as a Lender


                                            By:     /s/ C. Gray Key
                                                 -----------------------------
                                            Name:   C. Gray Key
                                            Title:  Director





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                                           RBC CENTURA BANK, as a Lender


                                           By:    /s/ Michael H. Trainor
                                                -------------------------------
                                           Name:  Michael H. Trainor
                                           Title: Vice President





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                                       LASALLE BANK NATIONAL ASSOCIATION,
                                       as a Lender


                                       By:     /s/ Amy B. Yore
                                            --------------------------------
                                       Name:   Amy B. Yore
                                       Title:  Assistant Vice President